EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCooper LLP
PricewaterhouseCoopers LLP

New York, New York
January 26, 2001